EXHIBIT 99

NEWS:

The Sherwin-Williams Company — 101 West Prospect Avenue —

Cleveland, Ohio 44115 — (216) 566-2140

CLEVELAND, OHIO, July 5, 2013 – As previously disclosed, The Sherwin-Williams Company (NYSE: SHW) is a defendant in a proceeding in the Superior Court of the State of California, County of Santa Clara relating to the presence of lead products used in paints and coatings. This proceeding involves a sole claim for public nuisance brought by ten cities and counties in California against five defendant companies.

The presiding judge in the proceeding has issued an order setting the trial to begin on July 15, 2013. Previously, on May 23, 2013, the judge had postponed the prior trial date of June 24, 2013.

Founded in 1866, The Sherwin-Williams Company is a global leader in the manufacture, development, distribution, and sale of coatings and related products to professional, industrial, commercial, and retail customers.

This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws. These forward-looking statements are based upon management’s current expectations, estimates, assumptions and beliefs concerning future events and conditions. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, that could cause actual results to differ materially from such statements and from the Company’s historical results and experience. These risks, uncertainties and other factors are described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Bob Wells

Senior Vice President, Corporate Communications and Public Affairs

Sherwin-Williams

Direct: 216.566.2244

rjwells@sherwin.com

Media Contact:

Mike Conway

Director, Corporate Communications

Sherwin-Williams

Direct: 216.515.4393

Pager: 216.422.3751

mike.conway@sherwin.com